Exhibit (h)(4)(xxxiii)

THIRTY-SECOND AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of February 28, 2017, by and between NGAM Advisors, L.P. (“NGAM Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and the Natixis ETF Trust (collectively, the “Trusts”).

WHEREAS, NGAM Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014, July 1, 2014, July 10, 2014, September 30, 2014, December 1, 2014, June 30, 2015, November 30, 2015, March 31, 2016, October 14, 2016 and November 30, 2016 (together with the amendments, the “Agreement”), governing the terms and conditions under which NGAM Advisors provides certain administrative services to the series of the Trusts;

WHEREAS, NGAM Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, NGAM Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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Exhibit (h)(4)(xxxiii)

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NGAM ADVISORS, L.P.

By	NGAM Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

NATIXIS ETF TRUST

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Exhibit (h)(4)(xxxiii)

Schedule A

Trust Portfolios

As of: February 28, 2017

Natixis Funds Trust I
Loomis Sayles Core Plus Bond Fund
Loomis Sayles Multi-Asset Income Fund
Mirova Global Green Bond Fund (Effective February 28, 2017)
Mirova Global Sustainable Equity Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund
Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II
ASG Dynamic Allocation Fund
ASG Global Alternatives Fund
ASG Managed Futures Strategy Fund
ASG Tactical U.S. Market Fund
Loomis Sayles Dividend Income Fund
Loomis Sayles Global Growth Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Loomis Sayles Strategic Alpha Fund
McDonnell Intermediate Municipal Bond Fund
Natixis Oakmark Fund
Vaughan Nelson Select Fund
Vaughan Nelson Value Opportunity Fund

Natixis Funds Trust IV
AEW Real Estate Fund
Natixis Sustainable Future 2015 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2020 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2025 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2030 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2035 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2040 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2045 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2050 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2055 Fund (Effective February 28, 2017)
Natixis Sustainable Future 2060 Fund (Effective February 28, 2017)

Exhibit (h)(4)(xxxiii)

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Core Disciplined Alpha Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II
Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Small/Mid Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

Gateway Trust
Gateway Equity Call Premium Fund
Gateway Fund

Natixis ETF Trust
Natixis Seeyond International Minimum Volatility ETF